UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2023 (January 27, 2023)

WORKHORSE GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37673	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3600 Park 42 Drive, Suite 160E, Sharonville, Ohio 45241

(Address of principal executive offices) (zip code)

1 (888) 646-5205

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	WKHS	The Nasdaq Capital Market

Item 1.02. Termination of a Material Definitive Agreement.

On January 27, 2023, Workhorse Group Inc. (the “Company”) received a letter (the “Notice”) from Lordstown Motors Corp. (NASDAQ: RIDE) (“LMC”) purporting to terminate, effective March 27, 2023, the previously disclosed Intellectual Property License Agreement dated November 7, 2019 between the Company and LMC (the “Agreement”). As discussed more fully in the Company’s Current Report on Form 8-K filed with the Commission on November 7, 2019, the Agreement gives LMC certain rights, including as to licensed intellectual property, related to certain electric pickup trucks (the “Vehicles”) in exchange for, among other things, certain royalty and commission payments (the “Royalties”) on LMC’s sales of those Vehicles. The Company believes that the Agreement provides that LMC’s obligation to pay the Royalties survives termination of the Agreement and that, notwithstanding LMC’s termination of the Agreement, the Royalties would still be due and payable if LMC sells Vehicles. LMC has not informed the Company that it has sold any Vehicles since the date of the Agreement. The Company cannot currently predict to what extent, if at all, LMC will sell any such Vehicles, whether LMC will pay the applicable Royalties on any such Vehicles it does sell, or whether the amount of any such Royalties will be material.

This discussion is qualified in its entirety by the full text of the Agreement, a copy of which is an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: February 2, 2023	By:	/s/ James D. Harrington
	Name:	James D. Harrington
	Title:	General Counsel, Chief Compliance Officer and Secretary

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